BETZDEARBORN INC.

     Computation of the Ratio of Earnings to Fixed Charges and the Ratio of
        Earnings to Combined Fixed Charges and Preferred Stock Dividends
                              (Millions of Dollars)

                                                                     Years Ended December 31,
                                               -------------------------------------------------------------------
                                                 1997           1996           1995           1994            1993
                                                 ----           ----           ----           ----            ----
RATIO OF EARNINGS TO FIXED
CHARGES

Earnings before income taxes and
  cumulative effect of accounting
  changes                                      $142.9         $ 99.7         $111.6         $120.9          $104.1

Add:
  Interest expense                               45.5           25.7            1.1            0.2             0.1

  Portion of rent expense
    representative of interest                    7.0            5.6            4.5            4.2             4.0
                                               ------         ------         ------         ------          ------
Earnings available for fixed charges           $195.4         $131.0         $117.2         $125.3          $108.2
                                               ======         ======         ======         ======          ======

Interest expense                               $ 45.5         $ 25.7         $  1.1         $  0.2          $  0.1

Add capitalized interest                          0.4            0.4            0.5            1.1             1.2

Portion of rent expense
  representative of interest                      7.0            5.6            4.5            4.2             4.0
                                               ------         ------         ------         ------          ------
Fixed charges                                  $ 52.9         $ 31.7         $  6.1         $  5.5          $  5.3
                                               ======         ======         ======         ======          ======
Ratio of Earnings to Fixed Charges                3.7            4.1           19.2           22.8            20.4
                                               ======         ======         ======         ======          ======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                     Years Ended December 31,
                                               -------------------------------------------------------------------
                                                 1997           1996           1995           1994            1993
                                                 ----           ----           ----           ----            ----
Earnings before income taxes
  and cumulative effect of
  accounting changes                           $142.9         $  99.7         $111.6         $120.9          $104.1

Add:

  Interest expense                               45.5            25.7            1.1            0.2             0.1

Portion of rent expense
  representative of interest                      7.0             5.6            4.5            4.2             4.0
                                               ------         -------         ------         ------          ------
Earnings available for fixed
  charges                                      $195.4         $ 131.0         $117.2         $125.3          $108.2
                                               ======         =======         ======         ======          ======
Interest expense                               $ 45.5         $  25.7         $  1.1         $  0.2          $  0.1

Add capitalized interest                          0.4             0.4            0.5            1.1             1.2

Portion of rent expense                           7.0             5.6            4.5            4.2             4.0
representative of interest

Preferred stock dividends                         7.7             7.7            7.8            7.9             8.0
                                               ------         -------         ------         ------          ------
Fixed charges                                  $ 60.6         $  39.4         $ 13.9         $ 13.4          $ 13.3
                                               ======         =======         ======         ======          ======
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends                                 3.2             3.3            8.4            9.4             8.1
                                               ======         =======         ======         ======          ======
